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                                  Exhibit 10.1

                        WALLACE COMPUTER SERVICES, INC.
                              AMENDED AND RESTATED
                            EXECUTIVE INCENTIVE PLAN


SECTION 1. Purpose of Plan. The purpose of this Plan is to provide a means of providing reward for performance and incentive for future performance, in addition to salaries and other benefits to employees (including officers) of WALLACE COMPUTER SERVICES, INC. and its subsidiaries ("Company") in managerial and other important positions who contribute materially to the success of the Company's business by their ability, ingenuity and industry, and demonstrated by results shown in the consolidated financial statements in the Annual Reports to Stockholders. This Plan is designed to include only a select group of management or highly compensated employees.

SECTION 2.  General Definitions.

(a) The term "Committee" shall mean the Compensation Committee of the Company's Board of Directors, which shall consist of not fewer than two members of the Company's Board of Directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

(b)  The term "Common Stock" shall mean the common stock of the Company.

(c) The term "Employee" shall mean persons employed by the Company or any subsidiary in which the Company owns directly or indirectly all or substantially all of the common stock and shall include employees who are also directors of the Company or any such subsidiary and may, in the discretion of the Committee, include persons who at the request of the Company accept employment with any company in which the Company has a substantial ownership interest.

(d) The term "Fair Market Value" as it pertains to a share of Common Stock at any date will be either:

     (i) the closing price of the Stock as reported in the New York Stock Exchange Composite Transaction Table in The Wall Street Journal, on that date; or

     (ii) if such shares are not then listed on the New York Stock Exchange or so reported (or determined by the Committee to be improperly reported), then as established by the Committee.



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(e)  The term "Participant" as used in this Plan shall include the beneficiaries designated by a participant as provided in Section 6(b) or if no such designation of any beneficiary has been made, the Participant's legal representatives or other persons entitled to any payment or benefit with respect to the Participant pursuant to this Plan.

SECTION 3.  Administration of the Plan.

The Plan shall be administered by the Committee in a manner consistent with the Bylaws of the Company.

SECTION 4.  Eligibility.

(a) An Employee shall be eligible for consideration for an Award under this Plan based on such criteria as the Committee shall from year to year determine. A person whose employment terminates during the year or who is granted a leave of absence during the year, and who at the time of such termination of employment or granting of leave is eligible for consideration of bonus, may, at the discretion of the Committee and under such rules as the Committee may from time to time approve, be awarded a bonus with respect to the period of his or her services during the year.

(b) No bonus shall be awarded to a member of the Committee. Membership on any other committee of the Board of Directors shall not itself render an Employee ineligible for a bonus award.

(c) Nothing in this Plan shall be construed as preventing the Company from establishing incentive or other variable compensation plans applicable to Employees.

SECTION 5.1 Awards to Participants.

(a) An Award shall be made at the discretion of the Committee and the value of any such award at the date of award shall not exceed 66-2/3% (.6666) of any current cash bonus paid to any Participant. Unless otherwise determined by the Committee, Awards shall be denominated in shares of Common Stock ("Stock Award"). The number of shares of Common Stock awarded shall be determined by dividing the Award by the Fair Market Value of the Common Stock on the date that the Award is granted. A Stock Award may be settled in whole or fractional shares of Common Stock.

(b) Awards under the Plan shall be made on a deferred payment basis. The Award shall be credited to the Participant on the books of the Company, but, except as set forth in Section 5.2(e), will not otherwise be set aside from the Company's other funds.

(c) No Participant shall have any right with respect to any Award until such award shall have been delivered to him.




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(d)  There shall be deducted from all payments or distributions of Awards under the Plan, any taxes required by law to be withheld.

SECTION 5.2  Conversion of Cash Awards to Stock.

(a) At the sole discretion and consent of the Committee, a Participant may convert a cash denominated Award ("Cash Award") (either on a current basis from time to time, or with respect to Cash Awards previously granted) into actual shares of the Common Stock.

(b) Certain Participants were previously entitled to elect to have Cash Awards converted into hypothetical Common Stock ("Stock Equivalent Award"). Any Stock Equivalent Awards credited to a Participant shall be converted into an equal number of actual shares of Common Stock and shall be treated as a Stock Award hereunder.

(c) The Participant's Stock Award Account shall be credited with a dividend on any dividend payment date based on the number of shares of Common Stock credited to such Participant's Stock Award Account. Dividends paid on stock beneficially owned pursuant to this Plan shall be converted to Common Stock on the last trading day of each calendar year.

(d) For purposes of any conversion pursuant to clause (a) or (c), Stock shall be valued at the Fair Market Value of the Stock on the date of the conversion.

(e) Common Stock credited to a Participant under this Plan shall be deposited into a Grantor Trust maintained by the Company for the benefit of the Participant, subject to the conditions of Section 6(c) of the Plan. Although the Stock will be held in trust, a Participant's rights in the Stock shall be that of a general creditor of the Company.


SECTION 6.  Payment of Awards.

(a) Subject to the conditions set forth in Section 6(d) of the Plan, payment of Cash Award balances shall be made in 120 monthly installments commencing on the first day of the calendar quarter following the month in which the Participant's employment with the Company terminates ("Termination Date"). In lieu of installment payments, the Committee, after consultation with the Participant, may in its discretion pay any amount due in a lump sum. Account balances of less than $5,000 shall be automatically paid in a lump sum.

(b) Subject to the conditions set forth in Section 6(d) of the Plan, payment of Stock Award balances shall be made in 10 annual installments commencing on the first day of the year following the year in which the Participant's employment with the Company terminates ("Termination Date"). In lieu of installment payments, the Committee, after



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     consultation with the Participant, may in its discretion transfer any
     Stock Award in a lump sum.

(c) Any Award, or remaining unpaid portions thereof, which becomes payable after the death of a Participant, shall be paid in installments or in a lump sum to his or her beneficiaries. Unless otherwise designated in a written form given to the Company, where permitted under the laws of the state in which the Participant resides, the written designation of a beneficiary filed by a Participant in connection with the Group Life Insurance Program of the Company or a Subsidiary, as the case may be, shall determine who is to receive any Award standing to the Participant's credit at any time under the Plan in the event of such Participant's death prior to delivery to him of such Award.

(d) All Awards are contingently payable and shall be subject to the following conditions:

     1. That the Participant continue to render services as an Employee of the Company until his or her Normal Retirement Date or Early Retirement Date, as defined in the Wallace Profit Sharing and Retirement Fund, which condition shall be waived in the event of death or disability of a Participant prior to termination of employment.

     2. If a Participant at any time engages in any activity that the Committee determines, in its discretion, was or is harmful to the interests of the Company, the Committee may determine whether or not and, if so, the extent to which any unpaid contingent deferred installment credited to the Participant shall be forfeited. This subparagraph shall apply: (i) to activities that may occur prior to and that do not result in termination of service but which do not become known to the Committee until after termination of service;
            (ii) to activities that occur prior to but result in termination of service; and (iii) to activities that occur following termination of service and during the period when the Participant would otherwise be entitled to receive payment of the contingent allotments credited to him. The Committee shall have the authority, in its discretion, to determine what kinds of activities shall be deemed to be harmful for the purposes of this subparagraph. A determination by the Committee under this subparagraph, including its determination as to the time at which harmful activities commenced, shall be conclusive.

(e)  Notwithstanding the provisions of paragraphs (a) through (c) of this
     Section 6, the Committee shall possess absolute discretion to accelerate the payment of all or part of any remaining unpaid installments to the extent that it deems equitable or desirable under the circumstances.

(f) The Participant's Cash Award Account shall be credited with an assumed annual interest rate equal to the greater of (i) the rate paid by First Chicago NBD Bank as of



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     the first day of the applicable calendar year on a $1,000,000 Certificate of Deposit with a one year maturity, and (ii) 5%.

(g) The Committee shall provide a Participant, former Participant or Beneficiary (hereinafter referred to as "Claimant") who has been denied a claim for benefits, a written notice within ninety (90) days of such denial setting forth (1) the specific reason or reasons for the denial;
     (2) specific reference to pertinent Plan provisions upon which the denial is based; (3) if applicable, a description of any additional material or information necessary to perfect the claim, and (4) appropriate information as to the steps required by the Claimant to request a full review of the benefit denial. The Claimant (or his or her duly authorized representative) who has been denied a benefit may within sixty (60) days of such denial request a review of the denial upon written application to the Committee. The Claimant must be able to review all pertinent documents and submit in writing any issues and comments upon which such request for review is based. Within sixty (60) days of receiving such request, the Committee shall conduct a full and fair review of the claim and its denial and shall furnish the decision on review on the Claimant in writing. Should this decision or review not be communicated to the Claimant within sixty (60) days the claim shall be deemed denied.

SECTION 7.  General Conditions.

(a) The Board of Directors may from time to time amend, suspend or terminate in whole or in part, and if terminated, may reinstate any or all of the provisions of the Plan.

(b) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and the rights of any and all persons having or claiming to have an interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the law of the State of Delaware.

(c) The selection of any Employee for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company and the right and power of the Company to dismiss or discharge any Participant is specifically reserved. Nor shall any such Participant or any person claiming under or through him have any right or interest, whether vested or otherwise, in this Plan, or in any Award hereunder, unless and until all the terms, conditions and provisions of the Plan that affect such Participant have been complied with as specified herein.

(d) Any decision or action taken or to be made by the Company, or the Board of Directors, or the Committee, arising out of or in connection with the construction, administration, interpretation, and effect of the Plan and of its rules and regulations shall lie within their absolute discretion and shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

(e) The Board of Directors and the Committee may rely upon any information supplied to them by any officer of the Company in connection with the administration of the Plan.


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(f)  No member of the Board of Directors or of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member, or by any officer, agent, or employee.

(g) The Committee shall conduct its business and hold meetings as determined by it from time to time and any action taken by the Committee at meetings duly called shall require the affirmative vote of at least a majority of its members then in office.

(h)  The expenses of administering this Plan shall be borne by the Company.

(i) Every right of action by or on behalf of the Company or by any stockholders against any past, present or future member of the Board of Directors, officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer or employee, cease and be barred by the expiration of three years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises or (b) the first date upon which there has been made generally available to stockholders an annual report of the Company and a proxy statement for the annual meeting of stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the amount of the credits to the reserve for the purposes of this Plan and the aggregate bonus awards; any and all right of action by any employee (past, present or future) against the Company arising out of or in connection with this Plan shall, irrespective of the place where action may be brought cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

SECTION 8.  Indemnification of the Committee Members and Directors by the
            Company.

The Company hereby agrees to indemnify the Committee Members and Directors for and to hold each of them harmless against any and all liabilities, losses, costs or expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against them at any time by reason of their actions under this Plan if they did not act dishonestly or in willful or grossly negligent violation of the law or regulation under which such liability, loss, cost or expense is not insured against or exceeds any insurance recovery.

SECTION 9.  Effective Date.

This Plan, as amended and restated, shall be applicable for the fiscal year beginning August 1, 1997 and subsequent fiscal years.

SECTION 10. Material Change Provisions.



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10.1  Application.  Notwithstanding any other provision of the Plan, the provisions of this Section 10 shall apply on and after the date that a Material Change (as defined in Section 10.4) occurs.

10.2 Vesting of Account Balances. At all times after the Material Change occurs, the accounts of the Participants shall be fully vested and not subject to forfeiture for any reason.

10.3 Administration of Plan. At all times after the Material Change occurs, the exercise of authority and responsibility in the administration of the Plan with respect to each individual who was a Participant in the Plan immediately prior to the date that the Material Change occurs (a "Protected Participant") or with respect to the beneficiary of a Protected Participant, shall be subject to a de novo standard of review by a court in any action brought by a Protected Participant.

10.4 Material Change Defined. For purposes of this Section 10, a "Material Change" shall be deemed to have occurred if any of the following should occur:

      (a) the acquisition (in one or more transactions) of beneficial ownership of thirty-five percent (35%) or more of the outstanding shares of Common Stock of the Company by any person or entity (or by any group of persons or entities acting in concert for the purpose of acquiring, voting, holding or disposing of shares of the Company's Common Stock);

      (b) individuals who, as of September 6, 1995, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a member of the Board of Directors of the Company subsequent to such date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board; and provided further, that no individual whose election or initial assumption of office as a director of the Company occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of the Company, shall be deemed to be a member of the Incumbent Board; or

      (c) the occurrence of any other event or state of facts that the Board of Directors of the Company may determine (by the adoption of a resolution) has, does, or would constitute a Material Change for
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10.5  Related Company Defined.  The term "Related Company" means any corporation, trade, or business during any period that is, along with the Company, a member of a controlled group of corporations, a controlled group of trades or businesses, or an affiliated service group, as described in Sections 414(B), 414(C), or 414(m), respectively, of the Code.

10.6 Attorneys' Fees and Other Costs and Expenses. Any Protected Participant (or a Beneficiary of a Protected Participant) who brings any legal action after a Material Change to enforce the provisions of this Section 10 or any other provisions of the Plan shall be entitled to recover from the Company any and all attorneys' fees and other costs and expenses incurred in enforcing such provisions for his or her benefit or for the benefit of any or all Protected Participants (or Beneficiaries of Protected Participants).

10.7 Binding on Successors. The provisions of the Plan shall be binding upon and shall inure to the benefit of the Company, any Related Company that adopts the Plan, the Participants, and their respective successors in interest and assigns, including, without limitation, the surviving corporation in any merger or consolidation with the Company or such Related Company and, to the extent provided in the Plan, the Beneficiaries of the Participants. After a Material Change, except as may otherwise be determined by a resolution of the Board of Directors of the Company adopted prior to the occurrence of the Material Change, a successor in interest to the Company or a Related Company that adopts the Plan shall be deemed to have adopted the Plan and shall have all of the liabilities and obligations of the Company or that Related Company under the Plan. Except as may otherwise be determined by a resolution of the Board of Directors of the Company adopted prior to the occurrence of a Material Change, the Company shall require any person or entity that becomes a successor in interest to the Company or a Related Company that adopts the Plan to expressly assume the Plan and agree to perform all of the obligations of the Company or that Related Company, as the case may be, under the Plan. For purposes of this Section 10.7, following a Material Change, a "successor in interest" to the Company or a Related Company that adopts the Plan shall include, without limitation, any person or entity (or group of related or affiliated persons or entities) that acquires (in a single transaction or a series of related transactions) any businesses or assets of the Company or such related Company representing twenty-five percent (25%) or more of the Company's or such Related Company's sales, operating profits, or operating assets.

10.8 Amendment of Section 10. Notwithstanding any other provision of the Plan, except as may otherwise be provided in a resolution of the Board of Directors of the Company adopted prior to the occurrence of a Material Change, the provisions of this Section 10 may not be amended and shall continue to apply, without amendment, in any successor plan.




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IN WITNESS WHEREOF, Wallace Computer Services, Inc. has caused these presents to be executed in its name by its proper officers and its duly attested Corporate Seal to be hereunto affixed pursuant to the authority granted by its Board of Directors.


                                        WALLACE COMPUTER SERVICES, INC.


                                        By:     /s/ Robert J. Cronin
                                            ---------------------------
                                            Robert J. Cronin
                                            President & CEO

ATTEST:

 /s/ Steven L. Carson
---------------------------------
Steven L. Carson
Assistant Secretary


















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